EXHIBIT 5.1


                                HUNTON & WILLIAMS
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074
                            Telephone (804) 788-8200
                            Facsimile (804) 788-8218

                                October 21, 1998

City Holding Capital Trust II
City Holding Company
25 Gatewater Road
Charleston, West Virginia  25313

                       Registration Statement on Form S-3

Ladies and Gentlemen:

         We are counsel to City Holding Capital Trust II (the "Trust") and City Holding Company (the "Company") in connection with the registration on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), of up to $50,000,000 in ___% Capital Securities of the Trust (the "Capital Securities"), Junior Subordinated Debentures, Series B, due _________ __, 2028 of the Company (the "Junior Subordinated Debentures"), and the Guarantee of the Capital Securities by the Company (the "Guarantee"). In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters:

         We are of the opinion that:

         (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of West Virginia.

         (2) The Junior Subordinated Debentures and the Guarantee, when issued as described in the Registration Statement, will be duly authorized, legally issued, fully paid and nonassessable, and the Junior Subordinated Debentures, when issued as described in the Registration Statement, will be binding obligations of the Company.

         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.


                                     Very truly yours,

                                     /s/ Hunton & Williams